UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018 (November 9, 2018)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2018, Kingold Jewelry Inc. (the “Registrant”) received from the Nasdaq OMX Group (“Nasdaq”) a letter (the “Nasdaq Letter”) indicating that it is not in compliance with the minimum $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 5550(a)(2), as a result of the bid price of the Registrant’s ordinary shares having closed below $1.00 for the last 30 consecutive business days prior to the date of the letter. In particular, the Nasdaq Letter notes that for each trading day in the period September 26, 2018 through November 8, 2018, the Registrant’s Common Stock had a closing bid price less than $1.00 per share.

The Nasdaq Letter advises the Registrant that, in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Registrant will be provided 180 calendar days, or until May 8, 2019, to regain compliance. The letter further advises that such compliance can be achieved if, at any time before May 8, 2019, the bid price of the Registrant’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive trading days. There can be no guarantee that the Registrant will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5550(a)(2). If the Registrant requires additional time to regain compliance and meets certain eligibility requirements, it may apply for an extension of an additional 180 calendar days.

If the Registrant does not regain compliance or obtain an extension from Nasdaq by May 8, 2019, Nasdaq will provide written notification to the Registrant that its ordinary shares may be delisted. At that time, the Registrant may appeal Nasdaq’s decision to a Listing Qualifications Panel.

The Registrant intends to actively monitor the bid price for its ordinary shares between now and May 8, 2019, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu Title: Chief Financial Officer

November 14, 2018